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                                                                   EXHIBIT 10.5a


                              AMENDED AND RESTATED

                      TRANSITION POWER PURCHASE AGREEMENT

                                 By and Between

                             SITHE ENERGIES, INC.,

                        SITHE PENNSYLVANIA HOLDINGS LLC,

                          SITHE POWER MARKETING, L.P.

                                      and

                          METROPOLITAN EDISON COMPANY



                         Dated as of November 24, 1999

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                               TABLE OF CONTENTS

ARTICLE I -     DEFINITIONS.............................................    1
     1.01       Format..................................................    1
     1.02       Definitions.............................................    2

ARTICLE II -    TERM....................................................    4
     2.01       Effective Date..........................................    4
     2.02       Termination Date........................................    4

ARTICLE III -   OPTIONS.................................................    4
     3.01       Put Option..............................................    4
     3.02       Call Option.............................................    4
     3.03       Maximum Put Capacity and Maximum Call Capacity..........    4
     3.04       Contract Capacity.......................................    5
     3.05       Allocated Capacity (AC).................................    5
     3.06       Exercise of Options.....................................    7

ARTICLE IV -    GENERATOR'S OBLIGATION TO PROVIDE PURCHASED CAPACITY....    8
     4.01       Requirements for Purchased Capacity.....................    8
     4.02       Fixed Transmission Rights...............................    9

ARTICLE V -     PAYMENT FOR PURCHASED CAPACITY..........................    9
     5.01       Monthly Payments........................................    9
     5.02       Failure to Provide Purchased Capacity and Unforced
                  Capacity..............................................   10
     5.03       Access to Data..........................................   11

ARTICLE VI -    BILLING AND PAYMENT.....................................   11
     6.01       Statements..............................................   11
     6.02       Billing and Payment.....................................   12
     6.03       Adjustments and Corrections.............................   12
     6.04       Interest................................................   12
     6.05       Billing and Payment Addresses...........................   12
     6.06       Disputes................................................   14
     6.07       Set-Off Rights..........................................   14
     6.08       Records.................................................   14
     6.09       Survival................................................   14

ARTICLE VII -   AMENDMENTS..............................................   14
     7.01       Amendments..............................................   14

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
ARTICLE VIII -  INDEMNIFICATION.........................................   15
     8.01       Generator's Indemnification.............................   15
     8.02       The Company's Indemnification...........................   15
     8.03       Indemnification Procedures..............................   15
     8.04       Survival................................................   16

ARTICLE IX -    LIMITATION OF LIABILITY.................................   16
     9.01       Limitation on Damages...................................   16
     9.02       Exclusion...............................................   16
     9.03       Survival................................................   16

ARTICLE X -     FORCE MAJEURE...........................................   16
    10.01       Force Majeure...........................................   16
    10.02       Obligation to Make Payment..............................   17
    10.03       Due Diligence...........................................   17
    10.04       Survival................................................   17

ARTICLE XI -    CONFIDENTIALITY.........................................   17
    11.01       Confidentiality.........................................   17
    11.02       Confidential Information................................   17
    11.03       Authorized Party........................................   18

ARTICLE XII -   EVENTS OF DEFAULT.......................................   18
    12.01       Events of Default.......................................   18
    12.02       Notice of Default; Cure.................................   19
    12.03       Remedies................................................   19

ARTICLE XIII -  REPRESENTATIONS AND COVENANTS...........................   19
    13.01       Generator's Representations.............................   19
    13.02       The Company's Representations...........................   20
    13.03       Covenants...............................................   20

ARTICLE XIV -   ASSIGNMENT..............................................   21
    14.01       Assignment..............................................   21

ARTICLE XV -    OBLIGATIONS OF SITHE....................................   22
    15.01       Obligations of Sithe....................................   22

ARTICLE XVI -   MISCELLANEOUS...........................................   22
    16.01       Headings................................................   22
    16.02       Waiver..................................................   22
    16.03       No Third Party Beneficiaries............................   22
    16.04       Severability............................................   23
    16.05       Entire Agreement........................................   23

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
    16.06       Further Assurances.....................................    23
    16.07       Notices................................................    23
    16.08       Governing Law..........................................    24
    16.09       Counterparts...........................................    24

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     This AMENDED AND RESTATED TRANSITION POWER PURCHASE AGREEMENT
("Agreement"), dated as of November 24, 1999, by and between Sithe Energies, Inc., a Delaware corporation ("Sithe"), Sithe Pennsylvania Holdings LLC, a Delaware limited liability company ("Sithe Pennsylvania"), Sithe Power Marketing, L.P., a Delaware limited partnership ("SPM") (Sithe Pennsylvania and SPM referred to herein collectively as "Generator") and METROPOLITAN EDISON COMPANY, d/b/a GPU Energy ("Company"), a Pennsylvania corporation, (each of Sithe, Generator and the Company being referred to herein, individually, as a "Party", and collectively, as the "Parties"),

                                  WITNESSETH:

     WHEREAS, the Company and Sithe have entered into a Purchase and Sale Agreement ("PSA"), dated as of October 29, 1998, as amended, pursuant to which the Company has agreed, among other things, to sell certain assets identified therein, including the electric generating facilities listed on Schedule A hereto (the "Stations"), to Sithe, and Sithe, subject to the terms and conditions therein, has agreed to purchase the Stations from the Company;

     WHEREAS, the Company and Generator desire to enter into an option agreement for the purchase and sale of electric generating capacity, but not for electric energy or ancillary services;

     WHEREAS, the Company and Sithe have entered into a Transition Power Purchase Agreement, dated as of October 29, 1998 (the "Original Agreement"), which the Parties now desire to amend and restate in accordance with the terms hereof;

     WHEREAS, the Company has entered into an Interconnection Agreement with Sithe Pennsylvania, dated as of October 29, 1998, as amended (the
"Interconnection Agreement"), under which the Company will provide certain interconnection services for the Stations, subject to the terms and conditions therein; and

     WHEREAS, in partial consideration for the Stations, the Parties have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Generator and the Company, intending to be legally bound, agree as follows:

                            ARTICLE I - DEFINITIONS

     1.01 FORMAT

          (a) References to Articles and Sections herein are cross-references to Articles and Sections, respectively, in this Agreement, unless otherwise stated.

          (b) All Schedules that are attached to this Agreement are incorporated by reference as if fully set forth herein.



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     1.02 Definitions.

     In addition to the terms defined elsewhere in this Agreement, when used with initial capitalization, whether singular or plural, the following terms shall have the meanings set forth below.

          (a) "Capacity" means the capability of generating and delivering electric energy.

          (b) "Capacity Credits" means credits for capacity which meet the requirements set forth in the Reliability Assurance Agreement and the PJM Rules as defined therein.

          (c) "Contract Year" means the First Contract Year and each succeeding 12 month period beginning on June 1 and ending on the following May 31, except that the Contract Year shall be changed to conform to the PJM Planning Year, as defined in the Reliability Assurance Agreement, at such time, if any, as the PJM Planning Year is changed.

          (d) "Facility Capacity" means the Summer Installed Capacity designated for the respective generating facility on Schedule B.

          (e) "First Contract Year" means the period of time from the Transfer Date to May 31, 1999.

          (f) "Forced Outage Rate" means the weighted average actual monthly forced outage rate of the Stations calculated in accordance with the PJM Rules.

          (g) "Force Majeure" shall have the meaning assigned to that term in
Article X.

          (h) "Good Utility Practices" mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or previously engaged in by the Company in its operation of the Stations, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the industry or previously engaged in by the Company in its operation of the Stations.

          (i) "GPU Energy" means Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company.

          (j) "GPU Energy's Installed Capacity Obligation" means GPU Energy's obligation to provide Installed Capacity to PJM under the Reliability Assurance Agreement (i)
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as an LSE, or (ii) for and on behalf of GPU Energy's full requirements or partial requirements wholesale customers who are also LSEs.

     (k) "Installed Capacity" means Capacity which meets the requirements set forth in the Reliability Assurance Agreement and the PJM Rules for Installed Capacity, as defined therein

     (l) "LSE" means a Load Serving Entity, as defined in the Reliability Assurance Agreement.

     (m)  "Option" means a Put Option or Call Option.

     (n) "PJM" means PJM Interconnection L.L.C., the Delaware Limited Liability Company continued by that certain Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, as amended from time to time, or its successor.

     (o) "PJM Control Area" means the control area recognized by the North American Electric Reliability Council as the PJM Control Area.

     (p) "PJM Rules" means the rules, regulations and agreements under which PJM determines whether and to what extent as LSE has satisfied or failed to satisfy its obligations under the Reliability Assurance Agreement to provide Installed Capacity to PJM.

     (q) "Purchased Capacity" means Installed Capacity with respect to which a Put Option or Call Option has been exercised.

     (r) "QF" means a "qualifying facility" as defined in the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations of the Federal Energy Regulatory Commission issued thereunder.

     (s) "Reliability Assurance Agreement" means that certain agreement between LSEs in the PJM Control Area, dated June 2, 1997, as amended from time to time, which establishes obligations, standards and procedures for maintaining the reliable operation of the PJM Control Area.

     (t) "Transfer Date" means the date on which the Company transfers title to the Stations to Sithe Pennsylvania.

     (u) "Unforced Capacity" means Unforced Capacity, as defined and calculated in accordance with the PJM Rules, provided however, that for purposes of calculating Unforced Capacity for this Agreement, the Forced Outage Rate of each of the Stations for all periods prior to the Transfer Date shall be deemed to have been 9%.

                               ARTICLE II - TERM



     2.01 EFFECTIVE DATE

     Subject to required regulatory authorizations, if any, this Agreement shall become effective when signed by Parties, except that the rights to exercise Options and the obligations to purchase and sell Installed Capacity pursuant thereto shall become effective on the Transfer Date.

     2.02 TERMINATION DATE

     Unless terminated earlier in accordance with the terms hereof, this Agreement shall terminate on May 31, 2002, or on the last day of the Contract Year which ends in 2002, if different. If the PSA is validly terminated prior to the Transfer Date, then this Agreement shall also terminate, effective as of the date on which the PSA is so terminated.

                             ARTICLE III - OPTIONS

     3.01 PUT OPTION

     To the extent required by Generator in accordance with this Agreement, the Company shall accept and purchase Installed Capacity from Generator for the First Contract Year and for each subsequent Contract Year in amounts up to the Maximum Put Capacity for the respective Contract Year. Generator's right to require the Company to accept and purchase such Installed Capacity from Generator is referred to herein as Generator's "Put Option".

     3.02 CALL OPTION

     To the extent required by the Company in accordance with this Agreement, Generator shall provide and sell Installed Capacity to the Company for the First Contract Year and for each subsequent Contract Year in amounts up to the Maximum Call Capacity for the respective Contract Year. The Company's right to require Generator to provide and sell such Installed Capacity to the Company is referred to herein as the Company's "Call Option".

     3.03 MAXIMUM PUT CAPACITY AND MAXIMUM CALL CAPACITY

          (a) The Maximum Put Capacity for each Contract Year shall be equal to the Contract Capacity for the respective Contract Year.

          (b) The Maximum Call Capacity for each Contract Year shall be equal to the Contract Capacity for the respective Contract Year, minus the amount of Installed Capacity for which Generator exercises its Put Option with respect to such Contract Year, but not less than zero.




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     3.04 CONTRACT CAPACITY

     Contract Capacity shall be equal to:

          (a) The sum of the Facility Capacities for the Stations for the First Contract Year; and

          (b) Allocated Capacity ("AC") for each Contract Year subsequent to the First Contract year, where Allocated Capacity is calculated as set forth below:

     3.05 ALLOCATED CAPACITY (AC)

          (a) For each Contract Year beginning on or after June 1, 1999, the Company shall forecast the amount of Installed Capacity that GPU Energy will need to satisfy GPU Energy's Installed Capacity Obligation during such Contract Year, taking into account the Company's estimate of the amount of Installed Capacity allocable to load that will elect during such Contract Year to be served by an LSE other than GPU Energy. Such forecasted installed Capacity amount is referred to herein as the Company's Installed Capacity Requirements or "ICR."

          (b) From ICR the Company shall subtract the sum of the Installed Capacity available from the following sources to meet GPU Energy's Installed Capacity Obligation for such Contract Year (such sum being referred to herein as Installed Capacity Available, or "ICA"):

             (i) generating facilities owned by GPU Energy, excluding for Contract Year those generating facilities that GPU Energy expects will be sold during such Contract Year;

             (ii)   contracts between GPU Energy and QFs;

             (iii) contracts with purchasers of any nuclear generating facilities sold by GPU Energy;

             (iv) contracts listed on Schedule C hereto, as in effect on June 30, 1998;

             (v) any contract with a purchaser of GPU Energy's interest in the Yards Creek Station for up to 200 MW of Installed Capacity;

             (vi) options exercised by the owner of the Homer City Generating Station to require Pennsylvania Electric Company to purchase Installed Capacity;

          (vii) options exercised by Pennsylvania Electric Company to purchase Installed Capacity from the owner of the Homer City Generating Station;

          (viii) options exercised by the owner of the York Haven Generating Station to require Metropolitan Edison Company to purchase Installed Capacity;

          (ix) options exercised by Metropolitan Edison Company to purchase Installed Capacity from the owner of the York Haven Generating Station;

          (x) options exercised by the owner of the Forked River Generating Station to require Jersey Central Power & Light Company to purchase Installed Capacity; and

          (xi) options exercised by Jersey Central Power & Light Company to purchase Installed Capacity from the owner of the Forked River Generating Station.

     (c) The difference of ICR less ICA is referred to herein as the Company's Supplemental Installed Capacity Requirement, or "SICR."

     (d) If SICR exceeds the sum of (i) the Installed Capacity for all Category 1 generating facilities ("IC1"), and (ii) the Installed Capacity for all Category 2 generating facilities ("IC2"), as identified and listed in Schedule B, then the Allocated Capacity shall be equal to the sum of the Facility Capacities for the Stations.

     (e) If SICR is less than the sum of IC1 and IC2, but exceeds IC2, then the Allocated Capacity shall be equal to the sum of the Facility Capacities for the Stations in Category 2 and the allocable portion of the excess of SICR over IC2 for the Stations in Category 1. The allocable portion of the excess of SICR over IC2 for each Station in Category 1 shall be a fraction, the numerator of which shall be the respective Facility Capacity and the denominator of which shall be IC1.

     (f) If SICR is less than IC2 but greater than zero, then the Allocated Capacity shall be equal to the sum of the allocable portion of SICR for each Station in Category 2. The allocable portion of SICR for each Station in Category 2 shall be a fraction, the numerator of which shall be the respective Facility Capacity and the denominator of which shall be IC2.

     (g) If SICR is zero or less than zero, then the Allocated Capacity shall be zero.

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     3.06 EXERCISE OF OPTIONS

          (a) Not later than 30 days prior to the anticipated Transfer Date, Generator shall either notify the Company of the exercise by Generator of its Put Option for the First Contract Year, including notification of the quantity of Installed Capacity for which Generator is exercising its Put Option, or shall notify the Company that Generator will not exercise its Put Option for the First Contract Year.

          (b) On the first business day after the day on which Generator is required to exercise, or notify the Company that it will not exercise, its Put Option for the First Contract Year, the Company shall either notify Generator of the exercise by the Company of its Call Option, including notification of the quantity of Installed Capacity for which the Company is exercising its Call Option, or shall notify Generator that the Company will not exercise its Call Option for the First Contract Year.

          (c) If either Party exercises its Option for the First Contract Year, the obligations to provide and sell, and to accept and purchase. Capacity pursuant to such exercised Options shall become effective as of the Transfer Date.

          (d) By February 15th, the Company shall notify Generator of the Maximum Put Capacity for the Contract Year (other than the First Contract Year) beginning on the following June 1st.

          (e) By February 28th, Generator shall either notify the Company of the exercise by Generator of its Put Option for the Contract Year (other than the First Contract Year) beginning on the following June 1st, including notification of the quantity of Installed Capacity for which Generator is exercising its Put Option, or shall notify the Company that it will not exercise its Put Option for such Contract Year.

          (f) On the first business day after the day on which Generator is required to exercise, or notify the Company that it will not exercise, its Put Option for the Contract Year (other than the First Contract Year) beginning on the following June 1st, the Company shall either notify Generator of the exercise by the Company of its Call Option for such Contract Year, including notification of the quantity of Installed Capacity for which the Company is exercising its Call Option, or shall notify Generator that the Company will not exercise its Call Option for such Contract Year.

          (g) The foregoing schedule is based on the assumption that the PJM Planning Year starts on June 1st and ends on May 31st and on the assumption that the date (the "CAPACITY NOTIFICATION DATE") by which GPU Energy is required to designate for PJM the sources from which Installed Capacity will be provided to meet GPU Energy's Installed Capacity Obligation is not earlier than 90 days prior to the first day of the respective PJM Planning Year. If the PJM Planning Year start date and/or end date is changed, or the Capacity Notification Date is changed, by PJM, then the Company may, by providing reasonable notice thereof to Generator, unilaterally change the foregoing notification schedule to provide the same notice periods between the exercise of the Put Option and Call Option and the first day of the PJM Planning Year and the Capacity Notification Date as are provided by the foregoing schedule with respect to a PJM Planning Year beginning on June 1st and a Capacity Notification Date 90 days prior thereto.

          (h) Each notice required or contemplated by this Section 3.06 shall be in writing and shall be given in accordance with Section 16.07 -- Notices.

          (i) Notwithstanding any other provision of this Agreement or any exercise of Options prior to the Transfer Date, for the partial Contract Year beginning on the Transfer Date and ending immediately prior to the beginning of the next Contract Year, Generator shall be deemed to have exercised its Put Option for 0 MW and the Company shall be deemed to have exercised its Call Option for the sum of the Facility Capacities of the Stations.

       ARTICLE IV - GENERATOR'S OBLIGATION TO PROVIDE PURCHASED CAPACITY

     4.01 Requirements for Purchased Capacity

          (a) Generator shall provide all Installed Capacity required to be provided to the Company under this Agreement from the Stations, except that, subject to the Company's written consent, which shall not be unreasonably withheld or delayed. Generator may provide Installed Capacity to the Company from sources other than the Stations ("Replacement Capacity") to meet the Generator's obligation to provide Installed Capacity to the Company, provided that such Replacement Capacity:

               (i) meets all of the requirements of the PJM Rules for Installed Capacity and is available to GPU Energy to be credited against GPU Energy's Installed Capacity Obligation, and

               (ii) GPU Energy incurs no costs, charges or expenses, directly or indirectly, which exceed the costs, charges and expenses that GPU Energy would have incurred had such Installed Capacity been provided from the Stations, or if any such excess costs, charges or expenses are incurred by GPU Energy, Generator reimburses the Company for such excess costs, charges and expenses within 10 days of Generator's receipt of a bill therefor, provided that Generator shall not be obligated to reimburse the Company for such excess costs, charges and expenses to the extent that they are incurred as a result of GPU Energy's failure to use reasonable efforts to avoid or mitigate them.

          (b) Generator shall provide a written request to the Company for its consent to Generator's use of Replacement Capacity not later than 30 days prior to (i) the date on which GPU Energy is required to identify for PJM the sources from which GPU Energy will provide Installed Capacity for the period during which Generator will provide such Replacement Capacity, or (ii) where the use of Replacement Capacity represents a change in the source from which Generator is providing Installed Capacity under this Agreement, the date on which GPU Energy is required to notify PJM of such change. Such written request shall identify the sources from which Generator will provide Replacement Capacity and shall include all information reasonably required by the Company to determine whether to grant or withhold its consent and for GPU Energy to obtain credit from PJM for such Replacement Capacity as Installed Capacity.

         (c) Generator shall take all action required or necessary to cause the Purchased Capacity to meet PJM's requirements for Installed Capacity and to cause the Purchased Capacity to be available to GPU Energy to satisfy GPU Energy's Installed Capacity Obligation.

         (d) During each Contract Year beginning on or after June 1, 1999, Generator shall provide Unforced Capacity equal to not less than 91% of the Purchased Capacity.

         (e) No planned outage of any Station providing Purchased Capacity shall be scheduled for or taken during any Peak Season, as defined in the PJM Rules unless otherwise permitted under the Peak Season Maintenance criteria, also as defined in the PJM Rules, subject to payment of any resulting Deficiency Charges and Replacement Costs applicable, to the extent required under Section 5.02(a).

         (f) For all purposes under this Agreement, unless and until the forced outage pending as of the Transfer Date of Werner CT Station Unit #4 is terminated, the Unforced Capacity of such unit shall be deemed to be 91% of the Installed Capacity thereof, provided however, that Generator shall use best efforts to cause such forced outage to be terminated as promptly as practicable.

     4.02  Fixed Transmission Rights

         Generator acknowledges that the PJM Rules, as in effect on the date hereof, provide GPU Energy with exclusive access to the Fixed Transmission Rights, as defined in the PJM Open Access Transmission Tariff, associated with the Purchased Capacity.

               ARTICLE V - PAYMENT FOR PURCHASED CAPACITY

     5.01  Monthly Payments

         If an Option or Options are exercised, the Company shall make monthly payments to Generator for each month during the Contract Year for which such Option or Options have been exercised. Such monthly payments, each referred to herein as a "Monthly Payment" or MP, shall be calculated as follows:

           MP = (Payment Amount) x (Days) x (Forced Outage Adjustment);

           where:

          MP = Monthly Payment:

          Payment Amount =  The sum of (i) the product of the applicable Put
                            Price from Schedule D hereto and the amount of Installed Capacity for which a Put Option has been exercised and which is provided to the Company by Generator, and (ii) the product of the applicable Call Price from Schedule D hereto and the Installed Capacity for which a Call Option has been exercised and which is provided to the Company by Generator;

          Days = The number of calendar days in the respective month;

          Forced Outage
          Adjustment =      For the First Contract Year, the Forced Outage
                            Adjustment shall be 1.0 minus the Forced Outage Rate for the month, but not more than .91, and for each Contract Year after the First Contract Year the
                            Forced Outage Adjustment shall be a fraction not greater than .91, the numerator of which shall be the Unforced Capacity provided by Generator during the month which is attributable to Purchased
                            Capacity and the denominator of which shall be the Purchased Capacity.

     5.02 Failure to Provide Purchased Capacity and Unforced Capacity

          (a) If (i) the amount of Installed Capacity provided by Generator is less than the Purchased Capacity, (ii) the Unforced Capacity provided in any month by Generator during any Contract Year beginning on or after June 1, 1999 is less than 91% of the Purchased Capacity, or (iii) a planned outage of a Station that is providing Purchased Capacity is scheduled for or taken during a Peak Season (collectively, "Generator Shortfall"), then Generator shall reimburse the Company for all Deficiency Charges and Replacement Costs incurred and paid by the Company or GPU Energy as a result thereof, but only to the extent that such Deficiency Charges and Replacement Costs exceed the amount by which the Monthly Payment is reduced as a result of the Generator Shortfall, provided that Generator shall not be obligated to reimburse the Company for Deficiency Charges or Replacement Costs to the extent that they are incurred as a result of the Company's or GPU Energy's failure to use reasonable efforts to avoid or mitigate them.

          (b) For purposes hereof, "Deficiency Charges" means all deficiency charges and costs, including any and all costs, charges and penalties under the Reliability Assurance Agreement, payable as a result of any failure by GPU Energy to meet GPU Energy's Installed Capacity Obligation.

              (c) For purposes hereof, "Replacement Costs" means the sum of all costs or expenses incurred directly or indirectly by GPU Energy to purchase Capacity, provide Capacity to PJM, or purchase Capacity Credits, in order to meet GPU Energy's Installed Capacity Obligation or to perform GPU Energy's contractual obligations to provide Installed Capacity.

              (d) If GPU Energy or the Company incur Deficiency Charges or Replacement Costs as a result of a Generator Shortfall which occurs in a particular month, and such costs are incurred over a period of more than one month or are incurred in a month or months other than the month in which such Generator Shortfall occurs, then the Company shall have the right to reasonably allocate such costs on a monthly basis.

              (e) If GPU Energy or the Company incur Deficiency Charges or Replacement Costs which result from events and circumstances which include, but are not limited to, a Generator Shortfall, then the Company shall have the right to allocate a reasonable portion of such Deficiency Charges and Replacement Costs to such Generator Shortfall.

              (f) The Company shall set-off any payments Generator owes under this Section 5.02 against any payments the Company owes Generator under Section
5.01. If payments due the Company under Section 5.02 exceed payments due Generator under Section 5.01, Generator shall pay the difference to the Company promptly upon receipt of a bill therefor.

         5.03  Access to Data

         The Generator shall provide to the Company, and shall cooperate with the Company to enable the Company to obtain from other sources, such as PJM, such data as is needed by the Company to determine the amount of each Monthly Payment. Such data shall include, but is not limited to, forced outage data and data relating to planned and maintenance outages scheduled and taken.

                        ARTICLE VI - BILLING AND PAYMENT

         6.01  Statements

         The Company shall provide to the Generator a monthly statement not later than 15 days after the end of each calendar month during a Contract Year with respect to which an Option or Options have been exercised. Such statement shall set forth (i) the amount due for Purchased Capacity for which such Option or Options have been exercised, calculated in accordance with Section 5.01,
(ii) Generator's reimbursement obligation, if any, under Section 5.02, and
(iii) the computation of the amount due and determination of the Party obligated to pay such amount, including each quantity used in such computation and determination.

         6.02  Billing and Payment

         If the statement provided pursuant to Section 6.01 shows that a payment is due from the Company to Generator, the Company shall pay the amount due within 15 days of the issuance of the statement. If the statement shows that payment is due from Generator to the Company, the Company shall render a bill to the Generator for the amount due simultaneously with the issuance of the statement, and the Generator shall pay such bill within 15 days of the issuance thereof by the Company.

         6.03  Adjustments and Corrections

         If adjustments or corrections to bills or statements are required as a result of errors in computation or billing, the Parties shall recompute amounts due hereunder and otherwise correct any errors in such bills or statements. If the total amount, as recomputed, due from a Party for the period of inaccuracy varies from the total amount due as previously computed, and payment of the previously computed amount has been made, the difference shall be paid to the Party entitled to receive it within thirty (30) days after the recomputation.

         6.04  Interest

         Interest on unpaid amounts or payments received after the due date shall accrue at a rate equal to the prime lending rate established from time to time by Citibank, N.A., New York, New York, or its successor, from the due date until the date on which the amount due is paid.

         6.05  Billing and Payment Addresses

         Bills rendered to Generator shall be sent to:

               Sithe Energies, Inc.
               335 Madison Avenue
               28th Floor
               New York, New York 10017
               Attention: Accounting Dept.

         Payments made to Generator by check shall be sent to:

               Sithe Energies, Inc.
               335 Madison Avenue
               New York, New York 10017
               Attention: Accounting Dept.

         or, if requested by Generator, by wire transfer of funds to such accounts or accounts as Generator shall designate.

    Bills rendered to the Company shall be sent to:

          By mail:

          GPU Energy
          P.O. Box 15152
          Reading, Pennsylvania 19612-5152
          Attention: Manager-Reconciliation and Billing

          By courier:

          GPU Energy
          Route 183 and Van Reed Road
          Reading, Pennsylvania 19612
          Attention: Manager-Reconciliation and Billing

    Payments made to the Company by check shall be sent to:

          By mail:

          GPU Energy
          P.O. Box 15152
          Reading, Pennsylvania 19612-5152
          Attention: Manager-Reconciliation and Billing

          By courier:

          GPU Energy
          Route 183 and Van Reed Road
          Reading, Pennsylvania 19612
          Attention: Manager-Reconciliation and Billing

    or, if requested by the Company, by wire transfer of funds to such account or accounts as the Company shall designate.

    The foregoing addresses for payments and bills may be changed by the respective Party by providing written notice of such change to the other Party in accordance with Section 16.07, without the need for an amendment hereof or the consent of the other Party.

    6.06  Disputes

    If a Party contests a billed amount, the contesting Party shall pay the undisputed billed amount and provide written notice to the other Party identifying the reason for the dispute.

Interest at the rate specified in Section 6.04 shall accrue on any payment, or any portion of any payment, that is refunded or credited when the contested amount is resolved.

     6.07 Set-Off Rights

     Each Party may set off any amounts owed to the other Party against any amount owed pursuant to this Agreement or other arrangements agreed to between the Parties, including without limitation, amounts owed the Company under
Section 5.02.

     6.08 Records

     The Parties shall each keep and maintain accurate and detailed records relating to the sales of Installed Capacity under this Agreement for a period of not less than seven (7) years. Such records shall be made available for inspection by either Party or any governmental agency having jurisdiction with respect thereto during normal business hours upon reasonable notice.

     6.09 Survival

     The provisions of this Article 6 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement to the extent necessary to allow for final billing and payment.

                             ARTICLE VII-AMENDMENTS

     7.01 Amendments

     If the provisions of the PJM Rules concerning Installed Capacity are materially changed from the PJM Rules in effect as of June 30, 1998, then, at the request of either Party, the Parties shall use their best efforts to amend, modify or supplement this Agreement to preserve and maintain the economic benefits accruing to each Party hereunder. Any such conforming change to this Agreement shall be subject to filing with FERC and shall be without prejudice to either Party's right to protest such change. Except as provided above in this Article VII, the rates, terms and conditions contained in this Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act, as either section may be amended or superseded, absent the mutual written agreement of the Parties. It is the intent of this Article VII that, except as provided above in this Article VII, to the maximum extent permitted by law, the rates, terms and conditions in this Agreement shall not be subject to change, regardless of whether such change is sought (a) by the FERC acting sua sponte on behalf of a Party or third party, (b) by a Party, (c) by a third party, or
(d) in any other manner; and that this Agreement may be amended, modified, or supplemented only by written agreement of both Parties.

                         ARTICLE VIII - INDEMNIFICATION

     8.01 Generator's Indemnification

     The Generator shall indemnify, defend and hold harmless the Company and its Affiliates and their officers, directors, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to property and injury to or death of persons, including the Company's employees. Generator's employees and the employees of any third party, to the extent caused by, arising out of or related to the negligence or willful misconduct of Generator.

     8.02 The Company's Indemnification

     The Company shall indemnify, defend and hold harmless Generator and its Affiliates and their officers, directors, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to property and injury to or death of persons, including Generator's employees, the Company's employees and the employees of any third party, to the extent caused by, arising out of or related to the negligence or willful misconduct of the Company.

     8.03 Indemnification Procedures

          (a) A party which becomes entitled to indemnification under this Agreement (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the occurrence of the events which give rise to such right of indemnification within 30 days of the later of the occurrence thereof or the Indemnified Party becoming aware of the occurrence thereof. Such notice shall describe the claim, the basis thereof and shall indicate an estimate of the amount of the claim. To the extent that the Indemnifying Party is prejudiced by any failure of the Indemnified Party to provide such notice, such notice shall be a condition precedent to the liability of the Indemnifying Party under this Article VIII.

          (b) At the Indemnified Party's request, the Indemnifying Party shall, at its cost and expense, defend (with counsel reasonably acceptable to the Indemnified Party) any suit asserting a claim against the Indemnified Party with respect to which the Indemnified Party is entitled to indemnification hereunder, and shall pay all costs and expenses incurred by the Indemnified Party to enforce its right to indemnification. The Indemnified Party may, at its own expense, retain separate counsel and participate in the defense of any such suit. Neither party may settle or compromise a claim or suit against the other Party without the consent of such other party, which consent shall not be unreasonably withheld or delayed.

     8.04 Survival

     The indemnification obligations of each Party under this Article VIII shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the Parties under Worker's Compensation Acts, disability benefit acts or other employee acts, or otherwise. The provisions of this Article VIII shall survive termination, cancellation, suspension, completion or expiration of this Agreement.

                      ARTICLE IX - LIMITATION OF LIABILITY

     9.01      Limitation on Damages

     Except to the extent arising out of the obligations of the Company and the Generator to indemnify the other Party under Article VIII, neither the Company nor the Generator, nor their respective officers, directors, partners, agents, employees, or affiliates, shall be liable to the other party or its affiliates, officers, directors, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect or consequential damages of any nature connected with or resulting from performance or breach of this Agreement, including without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) or losses, damages or liabilities under any financing, lending or construction contracts, agreements or other arrangements to which the Generator may be party, irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.

     9.02      Exclusion

     Notwithstanding Section 9.01, Deficiency Charges and Replacement Costs, to the extent incurred by GPU Energy as a result of an Event of Default or breach of this Agreement by Generator, are direct damages and are not incidental, special, indirect or consequential damages.

     9.03      Survival

     The provisions of this Article IX shall apply regardless of fault and shall survive termination, cancellation, suspension, completion or expiration of this Agreement.


                           ARTICLE X - FORCE MAJEURE

     10.01     Force Majeure

     Subject to due diligence obligations under Section 10.03, a Party shall not be considered to be in default or breach of this Agreement, and shall be excused from performance, or liability for damages to the other Party, if and to the extent it shall be delayed in or prevented from performing or carrying out any of the obligations or responsibilities of this Agreement, arising out of or from any act, omission or circumstances occasioned by or in consequence of any act of God, labor disputes, act of the public enemy, war, invasion, riot, fire, storm, flood, ice, explosion, or by any other cause or causes beyond the reasonable control of the Party invoking Force Majeure (including, with respect to the Generator, any failure on the part of the Company to perform its obligations under the Interconnection Agreement and under the Continuing Services Agreement, dated as of the date hereof, between

Sithe and GPU Service, Inc.) to avoid liability, including any order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities.

     10.02 Obligation to Make Payment

     Nothing contained in this Article X shall relieve any Party of the obligation to make payments when due pursuant to this Agreement.

     10.03 Due Diligence

     Any Party claiming Force Majeure shall (i) provide prompt written notice of such Force Majeure event to the other Party giving a detailed written explanation of the event and estimate of its expected duration and probable effect on the performance of that Party's obligations hereunder; and (ii) use due diligence in accordance with Good Utility Practice to continue to perform its obligations under this Agreement and to remove the condition that prevents performance, including the provision of Installed Capacity from the Stations and Replacement Capacity, if available, irrespective of cost; except that settlement of any labor dispute shall be in the sole judgment of the affected Party.

     10.04 Survival

     The provisions in this Article X shall survive termination, cancellation, suspension, completion or expiration of this Agreement.

                          ARTICLE XI - CONFIDENTIALITY

     11.01 Confidentiality

     Upon the written request of a Party (in such capacity, the "Disclosing Party"), the other Party (in such capacity, the "Receiving Party") shall keep confidential and not disclose, except to Authorized Parties, as defined below, or except as required by law, Confidential Information, as defined below, which is disclosed to the Receiving Party by the Disclosing Party.

     11.02 Confidential Information

     For purposes hereof, "Confidential Information" means information in written or other tangible form which is so marked when it is disclosed to the Receiving Party, except that Confidential Information shall not include information which (i) is available to the public, (ii) becomes available to the public other than as a result of a breach by the Receiving Party of its obligations hereunder, (iii) was known to the Receiving Party prior to its disclosure by the Disclosing Party, or (iv) becomes known to the Receiving Party thereafter other than by disclosure by the Disclosing Party.

     11.03     Authorized Party.

     For purposes hereof, Authorized Party means any officer, employee, representative, agent or attorney of the Receiving Party, or any officer, employee, representative, agent or attorney of any affiliate of the Receiving Party who needs to know the Confidential Information in order to perform his duties.

                        ARTICLE XII -- EVENTS OF DEFAULT

     12.01     Events of Default

     The following shall constitute events of default under this Agreement:

               (a) A material breach of any material term or condition of this Agreement, including but not limited to (i) any material breach of a representation, warranty or covenant made in this Agreement, and (ii) failure of either Party to make a required payment to the other Party of amounts due hereunder. Failure by a Party to provide any required report of notice hereunder shall constitute a material breach hereof if such failure is not cured within ten (10) days after notice to the defaulting party.

               (b) A receiver or liquidator or trustee of either Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within sixty (60) days; or by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or a petition to declare bankruptcy or to reorganize a party pursuant to any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a party and shall not be dismissed within sixty (60) days after such filing, or

               (c) A party, or in the case of Generator, any guarantor of the performance by Generator of its obligations hereunder, shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting of the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall admit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee, or liquidator of it or of all or part of its property.

     12.02 Notice of Default; Cure

     Upon the occurrence of any such event of default, the Party not in default may give written notice of the default to the defaulting Party. Such notice shall set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure such default. The defaulting Party shall have thirty (30) days following receipt of such notice either to
(i) cure such default or (ii) commence in good faith all such steps as the non-defaulting Party may, in its reasonable judgment, determine to be necessary and appropriate to cure such default in the event such default cannot, in the reasonable judgment of such non-defaulting Party, be completely cured within such thirty (30) day period.

     12.03 Remedies

     Notwithstanding the foregoing, upon the occurrence of any such event of default, the non-defaulting Party shall be entitled (i) to commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and (ii) to exercise such other rights and remedies as it may have at equity or at law, subject however to the provisions of Article IX hereof.

                  ARTICLE XII - REPRESENTATIONS AND COVENANTS

     13.01 Generator's Representations

     The Generator hereby represents and warrants as follows:

          (a) Sithe Pennsylvania is a limited liability company duly organized validly existing and in good standing under the laws of Delaware and is duly qualified to do business and in good standing in the Commonwealth of Pennsylvania.

          (b) SPM is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business and in good standing in the Commonwealth of Pennsylvania.

          (c) The Generator has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

          (d) The execution and delivery of this Agreement and the performance of the Generator's obligations hereunder have been duly authorized by all necessary action on the part of the Generator and do not and will not conflict with or result in a breach of the Generator's charter documents or by-laws or any indenture, mortgage, other agreement or instrument, or any state or rule, regulation, order, judgment or decree of any judicial or administrative body to which the Generator is a party or by which the Generator or any of its properties is bound or subject.

     13.02 The Company's Representations

     The Company hereby represents and warrants as follows:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

          (b) The Company has the corporate power and authority to own its properties, carry on its electric utility business as now being conducted, enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

          (c) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.

     13.03 Covenants

          (a) The Generator hereby covenants and agrees that Generator shall at its own cost and expense obtain all permits, licenses and other authorizations from governmental authorities as may be required to perform its obligations hereunder.

          (b) The Generator shall comply with the requirements of the clauses set forth in the following provisions of the Federal Acquisition Regulations ("FAR"), 48 Code of Federal Regulations, Chapter 1, as and to the extent the same may be applicable to Generator and as the same may be in effect from time to time:

               (i)   Clean Air and Water: Section 52.223-2;

               (ii)  Contract Work Hours and Safety Standards Act-Overtime
                     Compensation: Section 52.222-4;

               (iii) Equal Opportunity: Section 52.222-26;

               (iv) Affirmative Action for and Employment Reports on Special Disabled and Vietnam Era Veterans: Section 52.222-35 and
                     Section 52.222-37;

               (v)   Affirmative Action for Handicapped Workers: Section
                     52.222-36;

               (vi) Utilization of Small Business Concerns and Small Disadvantaged Business Concerns and Small Business and Small Disadvantaged Business Subcontracting Plan: Section 52.219-8 and Section 52.219-9

     The Generator shall include the terms or substance of each of the foregoing clauses in its subcontracts as and to the extent required by the FAR and applicable to Generator. In the event of a conflict between the provisions of this Section 13.03(b) and any other provision of this Agreement, this Section 13.03(b) shall govern as and to the extent the FAR is applicable to Generator.

          (c) The Company shall reasonably cooperate with Generator to amend this Agreement and/or enter into new or additional agreements for the purpose of accommodating ownership of one or more Stations by one or more affiliates of Generator, provided, however, that the Company shall have no obligation to enter into any amendment or new or additional agreement that would increase the Company's obligations or risks, or would decrease or otherwise adversely affect the Company's rights or benefits, relative to such obligations, risks, rights and benefits under this Agreement.

                            ARTICLE XIV - ASSIGNMENT

     14.01 Assignment.

          (a) Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the other Party's written consent, which may not be unreasonably withheld or delayed. Assignments made without the required consent may be voided by the non-assigning Party. Notwithstanding the foregoing, (i) the Company may assign this Agreement, in whole or in part, to any affiliate of the Company that has a contractual or statutory obligation as an LSE to supply Installed Capacity to PJM, (ii) the Generator may assign all of its rights and obligations hereunder to any affiliate of Generator which acquires all, or substantially all, of the Generator's interests in the Stations, (iii) Generator may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing or refinancing the acquisition of the Stations, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, pledges, conveyances or dispositions in lieu thereof, and (iv) the Generator may assign any portion of its rights and obligations hereunder to any affiliated power marketer for purposes of supplying Replacement Capacity; provided, however, that no such assignment, transfer, pledge, conveyance, or disposition described in (i), (ii), (iii) and (iv) of this Section 14.01(a) shall relieve or in any way discharge the assignor from the performance of its duties and obligations under this Agreement. The Company agrees to execute and deliver, at Generator's expense, such documents as may be reasonable and necessary to accomplish any such assignment, transfer, pledge, conveyance, or disposition of rights hereunder for purposes of the financing or refinancing of the acquisition of the Stations, so long as the Company's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

          (b) No assignment, transfer, conveyance, or disposition of rights or obligations under this Agreement by a Party shall relieve that Party from full liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance or disposition.

                       ARTICLE XV - OBLIGATIONS OF SITHE

     15.01  Obligations of Sithe

     The Parties hereby acknowledge and agree that Sithe is expressly relieved of any and all obligations under the Original Agreement and under this Agreement, including all obligations related to ownership or operations of electric generating facilities, or sales of electric capacity, electric energy or any ancillary service; provided however, that Sithe shall remain directly obligated and liable to the Company for all financial obligations under this Agreement, including without limitation payment obligations under Section 5.02.

                          ARTICLE XVI - MISCELLANEOUS

     16.01  Headings

     The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Agreement.

     16.02  Waiver

     Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

     16.03  No Third Party Beneficiaries

     The Parties do not intend that this Agreement confer any rights or remedies on any person or party other than the Parties, their successors and permitted assigns.

     16.04  Severability

     If any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement, with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

     16.05  Entire Agreement

     This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, with respect to the subject matter hereof.

     16.06  Further Assurances

     The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further instruments and documents which may be reasonably requested in order to effectuate the transactions contemplated hereby.

     16.07  Notices

     Notices required or permitted to be given hereunder shall be in writing, shall be deemed given when received if sent by facsimile transmission (provided receipt thereof is confirmed in writing) recognized overnight courier or first class mail to the appropriate telephone number or address set forth below. Parties' notice addresses are as follows:

     If to Generator:

          Sithe Pennsylvania Holdings LLC
          1001 Broad Street
          Johnstown PA 15907
          Attention: Georgia Stenger, fax: (814) 533-8806

          Sithe Energies, Inc.
          335 Madison Avenue
          28th Floor
          New York, New York 10017
          Attention: General Counsel, fax (212) 351-0805

          Sithe Power Marketing, L.P.
          c/o Sithe Energies, Inc.
          335 Madison Avenue
          28th Floor
          New York, New York 10017
          Attention: General Counsel, fax (212) 351-0805

     If to the Company:

          GPU Energy
          2800 Pottsville Pike
          Reading, Pennsylvania 19602
          Attention:   Charles A. Mascari
                       Vice President - Power Services
          Facsimile:   610-921-6879

     The foregoing notice addresses and telephone numbers may be changed by written notice given in accordance with this Section 16.07, without the need for an amendment hereof or the consent of the other Party.

     16.08     Governing Law

               (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein, without regard to the conflict of laws provisions thereof.

               (b) The Parties agree that all disputes between them which arise under this Agreement and which are not settled, other than disputes which are exclusively within the jurisdiction of FERC, shall be decided by a court of competent jurisdiction in the Commonwealth of Pennsylvania and the Parties submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal District Courts located in Pennsylvania.

     16.09     Counterparts

     This Agreement may be executed in counterparts, all of which shall constitute one and the same Agreement and each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED TRANSITION POWER PURCHASE AGREEMENT by their authorized representatives as of the day and year first set forth above.


                                   METROPOLITAN EDISON COMPANY

                                   By: /s/ T.G. HOWSON
                                      ----------------------------
                                      Name: T.G. Howson
                                      Title: Vice President and
                                             Treasurer



                                   SITHE ENERGIES, INC.

                                   By: /s/ RICHARD CRONIN III
                                      ----------------------------
                                      Name: Richard Cronin III
                                      Title: Senior Vice President
                                             and CFO


                                   SITHE PENNSYLVANIA HOLDINGS LLC

                                   By: /s/ RICHARD CRONIN III
                                      ----------------------------
                                      Name: Richard Cronin III
                                      Title: Senior Vice President
                                             and CFO



                                   SITHE POWER MARKETING, L.P.

                                   By: /s/ RICHARD CRONIN III
                                      ----------------------------
                                      Name: Richard Cronin III
                                      Title: Senior Vice President
                                             and CFO

                                   SCHEDULE A

                        Stations Purchased by Generator



                               Conemaugh Steam
                               Conemaugh Diesel
                               Hamilton CT
                               Hunterstown CT
                               Mountain CT
                               Orrtanna CT
                               Portland Steam
                               Portland CT #3 & #4
                               Portland CT #5
                               Shawnee CT
                               Titus Steam
                               Titus CT
                               Tolna CT

                                   SCHEDULE B
                        Category 1 Generating Facilities


GENERATING FACILITY                           SUMMER INSTALLED CAPACITY (ICF)
-------------------                           -------------------------------
Shawville 1-4                                               597
Seward 4-5                                                  196
Warren 1-2                                                   82
Portland Steam                                              401
Titus Steam                                                 243
Conemaugh Steam                                             280
Keystone Steam                                              283
ICI equals the sum of
Category 1 Facility ICFs                                   2082

                        Category 2 Generating Facilities


GENERATING FACILITY                           SUMMER INSTALLED CAPACITY (ICF)
-------------------                           -------------------------------
Portland CT #5                                              116
Portland CT #3 & 4                                           35
Shawnee CT                                                   20
Titus CT                                                     31
Hunterstown CT                                               60
Hamilton CT                                                  20
Ortanna CT                                                   20
Tolna CT                                                     40
Mountain CT                                                  40
Conemaugh Diesel                                              2
Deep Creek 1-2                                               18
Piney 1-3                                                    27
Warren CT                                                    57
Blossburg CT                                                 19
Wayne CT                                                     56
Shawville Diesel                                              6
Gilbert CC                                                  288
Sayreville Steam                                            185
Sayreville CT                                               224
Werner CT                                                   212
Gilbert CT                                                   98
Gilbert CT #9                                               152
Glen Gardner CT                                             160
Keystone Diesel                                               2
IC2 equals the sum of
Category 2 Facility ICFs                                   1888

                                   SCHEDULE C

                                   (Capacity)

LONG-TERM POWER PURCHASE CONTRACTS

6/01/99 - 5/31/02        Allegheny Electric Co-op./Susquehanna
                          1&2 and Raystown Hydro                      224 MW
6/01/99 - 12/31/99       JCP&L Purchase of PP&L Capacity              184 MW
6/01/99 - 5/31/02        JCP&L Bid Package/PP&L                       300 MW
6/01/99 - 5/31/02        JCP&L Bid Package/PECO Base                   50 MW
6/01/99 - 5/31/02        JCP&L Bid Package/PECO Option 1A              50 MW


NUGs' - Existing                                                     1622 MW





---------------

* The Installed Capacity and dates listed are illustrative only. These values will change and will be updated for each Contract Year when SICR is forecasted.

                                   SCHEDULE D

                     Put Prices and Call Prices ($/MW-Day)

                                        Call Price         Put Price
                                        ----------         ---------
             To 5/31/99                   $ 69.60            $54.80
             6/1/99 to 5/31/00            $ 85.20            $65.80
             6/1/00 to 5/31/01            $110.90            $85.10
             6/1/01 to 5/31/02            $120.40            $93.00